UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 31, 2017
ASTRONICS CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-7087	16-0959303
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
130 Commerce Way East Aurora, New York	14052
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (716) 805-1599

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 31, 2017, Astronics Corporation held its 2017 Annual Meeting of Shareholders (“Annual Meeting”) for which the Board of Directors solicited proxies. At the Annual Meeting, the shareholders voted on the following:

1.	The election of the Board of Directors;

2.	The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the current fiscal year;

3.	The approval of the adoption of the Astronics Corporation 2017 Long Term Incentive Plan;

4.	A non-binding shareholder advisory vote on the compensation of the Company's named executive officers; and

5.	A non-binding shareholder advisory vote on the frequency of the Company's shareholder vote with respect to the compensation of the Company's named executive officers.

In accordance with the Company’s Restated Certificate of Incorporation, on all agenda items the holders of Astronics common shares and Class B shares voted together as one class, with each common share entitled to one vote and each Class B share entitled to ten votes.
The final voting results on each of the matters submitted to a vote of shareholders at the Annual Meeting were as follows:

1) Election of the Board of Directors. The nominees to the Board of Directors were elected based on the following shares voted:

	For	Withheld	Broker Non-Votes
Raymond W. Boushie	66,052,029	2,739,305	14,838,825
Robert T. Brady	64,587,607	4,203,727	14,838,825
John B. Drenning	53,501,073	15,290,261	14,838,825
Jeffry D. Frisby	66,461,301	2,330,033	14,838,825
Peter J. Gundermann	66,462,140	2,329,194	14,838,825
Warren C. Johnson	66,442,409	2,348,925	14,838,825
Kevin T. Keane	63,339,580	5,451,754	14,838,825
Neil Kim	66,447,381	2,343,953	14,838,825
Robert J. McKenna	62,708,282	6,083,052	14,838,825

2) Ratification of Ernst & Young LLP as independent registered public accounting firm for fiscal year 2017. A total of 81,442,929 votes were cast for the proposal, 451,534 votes were cast against it and 1,735,696 votes abstained. There were no broker non-votes on the proposal. The affirmative votes constituted more than a majority of the votes represented at the meeting, the number needed to approve the proposal.

3) Approval of the adoption of the Astronics Corporation 2017 Long Term Incentive Plan. A total of 57,906,668 votes were cast for the proposal, 10,776,732 votes were cast against it and 107,934 votes abstained. There were 14,838,825 broker non-votes on the proposal. The affirmative votes constituted more than a majority of the votes represented at the meeting, the number needed to approve the proposal.

4) The non-binding shareholder advisory vote on the compensation of the Company's named executive officers. A total of 65,009,131 votes were cast for the proposal, 3,126,383 votes were cast against it and 655,820 votes abstained. There were 14,838,825 broker non-votes on the proposal. The shareholders approved, on a non-binding, advisory basis, the compensation of the Company's named executive officers as disclosed in the Proxy.

5) The non-binding shareholder advisory vote on the frequency of the Company's shareholder vote with respect to the compensation of the Company's named executive officers. The shareholders voted to include such an advisory vote every three years. The votes were as follows:

3 Years	2 Years	1 Year	Abstain
41,712,656	399,972	25,883,708	796,438

The Company's Board of Directors considered the results of the advisory vote on the frequency of future advisory votes on executive compensation and determined that it would hold future votes on executive compensation every three years until the next shareholder vote on the frequency of these votes.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astronics Corporation
Dated:	May 31, 2017	By:	/s/ David C. Burney
		Name:	David C. Burney
Executive Vice President and Chief Financial Officer